EXHIBIT 10.26

                   AGREEMENT REGARDING ELECTION OF DIRECTORS

     This Agreement Regarding Election of Directors is made and entered into by and between Dawson Production Services, Inc. (the "Company"), and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (collectively "RIMCO"), as of November 21, 1996.

     WHEREAS, in section 4.2 of the Asset Purchase Agreement dated September 27, 1991, by and between RIMCO Partners, L.P., RIMCO Partners, L.P. II, and RIMCO/NYL, L.P., RIMCO Well Service Company, Inc., and Dawson Well Servicing, Inc. (now known as Dawson Production Services, Inc.), the Company agreed to use its best efforts to seek the election of Paul E. McCollam to its Board of Directors, or a person designated in writing by RIMCO Associates, Inc. and reasonably satisfactory to the Company; and

     WHEREAS, in a letter agreement dated November 28, 1994 (the "1994 Voting Agreement"), from RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and RIMCO Partners, L.P. IV, and acknowledged and accepted by Michael Little, Triad Ventures Limited II ("Triad") and the Company, Triad and the Company agreed to elect two nominees of RIMCO to the Company's Board of Directors; and

     WHEREAS, in a letter agreement dated January 16, 1996, RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and RIMCO Partners, L.P. IV released and discharged Michael E. Little from the provisions of the 1994 Voting Agreement; and

     WHEREAS, in a letter agreement dated September 18, 1996, RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and RIMCO Partners, L.P. IV released and discharged Triad Ventures Limited, II from the provisions of the 1994 Voting Agreement; and

     WHEREAS, the Company now seeks to clarify any ambiguities in these agreements and to more precisely define its obligations;

     The Company hereby agrees to use its best efforts to cause the election of two persons, designated by RIMCO and reasonably acceptable to the Company, to the Company's Board of Directors as long as RIMCO owns ten percent or more of the Company's issued and outstanding common stock on a fully diluted basis; if RIMCO owns less than ten percent, but five percent or more, of the Company's common stock, the Company agrees to use its best efforts to cause the election of one person, designated by RIMCO and reasonable acceptable to the Company, to the Company's Board of Directors. At such time as RIMCO's stock ownership is less than five percent, the above obligations of the Company shall terminate. This agreement shall supersede any prior agreements by the Company regarding the election of Paul McCollam or any RIMCO nominees to the Company's Board of Directors.

     EXECUTED as of the date first above written.

                                 DAWSON PRODUCTION SERVICES, INC.

                                 By: /s/ MICHAEL E. LITTLE
                                 Name:   Michael E. Little
                                 Title:  President


                                 RIMCO PARTNERS, L.P.
                                 RIMCO PARTNERS, L.P. II
                                 RIMCO PARTNERS, L.P. III
                                 RIMCO PARTNERS, L.P. IV

                                 By: Resource Investors Management Company
                                     Limited Partnership, their General Partner

                                     By: RIMCO Associates, Inc.,
                                         its General Partner

                                     By: /s/ PAUL E. McCOLLAM
                                     Name:   Paul E. McCollam
                                     Title:  Vice President